Exhibit 10.3

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THESE SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: October 22, 2009

$1,500,000

7.5% CONVERTIBLE NOTE
DUE OCTOBER 31, 2014

THIS Convertible Note of Exobox Technology, Corp., a Nevada corporation (the “Company”), designated as its 7.5% Convertible Note, due October 31, 2014 (the “Convertible Note”).

FOR VALUE RECEIVED, the Company promises to pay to SPQR Energy, Inc. or its registered assigns (the “Holder”), the principal sum of $1,500,000 on October 31, 2014 (the “Maturity Date”), and to pay accrued interest to the Holder quarterly beginning on January 31, 2010 on the then outstanding principal amount of this Convertible Note at the rate of 7.5% per annum, payable in cash or the Company’s common stock as set forth in Section 6.

This Convertible Note is subject to the following terms and conditions:

Section 1.               This Convertible Note is exchangeable for an equal aggregate principal amount of Convertible Notes of different authorized denominations, as requested by the Holder surrendering the same.  No service charge will be made for such registration of transfer or exchange.

Section 2.               This Convertible Note may be transferred or exchanged only in compliance with applicable federal and state securities laws and regulations.  Prior to due presentment to the Company for transfer of this Convertible Note, the Company and any agent of the Company may treat the Person in whose name this Convertible Note is duly registered on the Convertible Note register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Convertible Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 3.               Events of Default.

(a)           “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)            any default in the payment of the principal amount of, or interest on, the Convertible Note;

(ii)           the Company shall commence, or there shall be commenced against the Company a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company  commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or there is commenced against the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company  suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Company makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company; or any corporate or other action is taken by the Company or any subsidiary thereof for the purpose of effecting any of the foregoing; or

(iii)          final judgment for the payment of money in excess of $500,000 shall be rendered against the Company and the same shall remain undischarged for a period of 60 days during which execution shall not be effectively stayed;

(b)           If any Event of Default occurs, the full principal amount of this Convertible Note, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become immediately due and payable in cash; provided, however, that the Holder shall have the right to convert all or a portion of such principal of the Convertible Note into shares of Common Stock pursuant to the terms set forth in Section 4 below (and to receive cash on the (i) accrued interest and (ii) principal amount Holder elects not to convert).  Commencing 5 days after the occurrence of any Event of Default that results in the eventual acceleration of this Convertible Note, the interest rate on this Convertible Note shall accrue at the rate of 18% per annum, or such lower maximum amount of interest permitted to be charged under applicable law.  The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.  Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a Convertible Note holder until such time, if any, as the full payment under this Section shall have been received by it.  No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 4.               Conversion.

(a)           The Holder shall be entitled, at its option, to convert all or any part of the principal amount of this Convertible Note into shares of the Company’s common stock, at a price (the “Conversion Price”) of $0.21 per share of the Company’s common stock.  No fraction of shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share.  The number of shares of the Company’s common stock issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Convertible Note to be converted as set forth in the applicable Conversion Notice by (y) the Conversion Price.  To convert this Convertible Note, the Holder hereof shall deliver written notice (the “Conversion Notice”), to the Company at its address as set forth herein.  The date upon which the conversion shall be effective (the “Conversion Date”) shall be deemed to be the date set forth in the Conversion Notice.  Except as otherwise provided herein, the Company shall not have the right to object to the conversion or the calculation of the applicable conversion price, absent manifest error.  Any conversion of any portion of the Convertible Note shall be deemed to be a pre-payment of principal, without any penalty, and shall be credited against any future payments of principal in the order that such payments become due and payable.

(b)           If the Company at any time after the date of issuance of this Convertible Note subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of the Company’s common stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced.  If the Company at any time after the date of issuance of this Convertible Note combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.  Any adjustment under this Section 4(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

Section 5.    This Convertible Note is a direct obligation of the Company, and the obligation of the Company to repay this Convertible Note is absolute and unconditional, but is expressly subordinated to all currently outstanding secured and unsecured indebtedness of the Company outstanding on the date hereof. The repayment terms hereof agreed to be paid to Holder for making  the loan evidenced by this Convertible Note reflect the substantial risks Holder is assuming by virtue of such subordination and Holder’s further agreement evidenced hereby that no recourse shall be had for the payment of the principal of, or interest on the Convertible Note, or for any claim based hereon, or otherwise in respect hereof, against any shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the express terms hereof and as part of the consideration for the repayment terms here or hereof, expressly waived and released.

Section 6.     Interest on the amount advanced will accrue on this Convertible Note at the rate of seven point five percent (7.5%) per annum, and be payable quarterly, in cash or the Company’s common stock at the Interest Conversion Price (as defined below). The “Interest Conversion Price” shall be deemed to be the Closing Price (as defined below) of the Company’s common stock on the fifth trading dys prior to the date the interest payment is due.  The “Closing Price” shall mean the last reported sales price on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on Nasdaq, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on Nasdaq, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation for that purpose.

Section 7.              Any payment made by the Company to the Holder, on account of this Convertible Note shall be applied in the following order of priority: (i) first, to any amounts other than principal and accrued interest, if any, hereunder, (ii) second, to accrued interest, if any, through and including the date of payment, and (iv) then, to principal of the Convertible Note.

Section 8.              The outstanding principal of this Convertible Note may be prepaid in cash in whole or in part at the option of the Company without penalty.   All payments contemplated to be made “in cash” and shall be made in immediately available good funds of United States of America currency by wire transfer to an account designated in writing by the Holder to the Company (which account may be changed by notice similarly given). For purposes of the Convertible Note, the phrase "date of payment" means the date good funds are received in the account designated by the notice which is then currently effective.

Section 9.              This Convertible Note shall be governed by and interpreted in accordance with the laws of the State of Texas for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the exclusive jurisdiction of the state courts of the State of Texas located in Harris County and the United States District Court for the Southern District of Texas in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non convenes, to the bringing of any such proceeding in such jurisdictions.

Section 10.            The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon Conversion of the Convertible Note, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than such number of shares of the Common Stock as shall be issuable upon the conversion of the outstanding principal amount of the Convertible Note.  The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable.

Section 11.            Upon a Conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of the Company’s common stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share.  If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole shares of the Company’s common stock.

Section 12.            Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any notice of conversion, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service, addressed to the Company, at 2121 Sage Road, Suite, 200, Houston, Texas 77056, facsimile number 713-626-7890, Attn: CEO or such other address or facsimile number as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section.  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, to Holder at 19607 Piney Place Ct., Houston, Texas 77094, facsimile number 832-553-2803, Attn: CEO or such other address or facsimile number as the Holder may specify for such purposes by notice to the Company delivered in accordance with this Section.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. Houston, Texas time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (Houston, Texas time) on any date and earlier than 11:59 p.m. (Texas time) on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

Section 13.            If this Convertible Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Convertible Note, or in lieu of or in substitution for a lost, stolen or destroyed Convertible Note, a new Convertible Note for the principal amount of this Convertible Note so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Convertible Note, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

Section 14.            If any provision of this Convertible Note is invalid, illegal or unenforceable, the balance of this Convertible Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.  If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Convertible Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

IN WITNESS WHEREOF, the Company has caused this Convertible Note to be duly executed by a duly authorized officer as of the date first above indicated.

EXOBOX TECHNOLOGIES, CORP.

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